UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2008
Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue
New York, NY	10018

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 277-4100
Not applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Marc Gordon Employment Agreement and Equity Grants
On April 11, 2008, Morgans Hotel Group Co. (the “Company”) entered into an amended and restated employment agreement with Marc Gordon, the Company’s Chief Investment Officer and Executive Vice President, Capital Markets, which agreement is intended to be effective as of April 1, 2008. A description of the terms and conditions of Mr. Gordon’s new employment agreement, and equity grants made pursuant to the employment agreement, is incorporated by reference from the following sections of the Company’s proxy statement, filed on April 11, 2008 with the Securities and Exchange Commission:
•	“Compensation of Directors and Executive Officers — Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Marc Gordon Amended and Restated Employment Agreement”;
•	“Compensation of Directors and Executive Officers — Executive Compensation — Potential Payments upon Termination or Change in Control — Messrs. Kleisner, Gordon and Szymanski — Mr. Gordon”;
•	“Compensation of Directors and Executive Officers — Executive Compensation — Potential Payments upon Termination or Change in Control — Defined Terms”; and
•	“Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity Incentive Compensation — 2008 Awards”.
A copy of Mr. Gordon’s employment agreement is attached to this report and incorporated herein by reference. The description included in the Company’s proxy statement is a summary of the agreement and is qualified in its entirety by the complete text of the agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2008, by and between Morgans Hotel Group Co. and Marc Gordon

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
Date: April 17, 2008	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2008, by and between Morgans Hotel Group Co. and Marc Gordon

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